UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Cyclacel Pharmaceuticals, Inc. (the “Company”) was held on June 25, 2020 (the “Annual Meeting”).

(b)	Proposals Submitted to the Company’s Stockholders

The following proposals were submitted to the holders of the Company’s shares of common stock and voted upon at the Annual Meeting: (i) the reelection of two Class 2 directors to the Company’s board of directors, (ii) the ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, (iii) the approval of an amendment to the Company’s 2018 Equity Incentive Plan, and (iv) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement.

Proposals Submitted to Holders of Common Stock

(i)            Votes of the common stockholders regarding the election of the Class 2 director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Spiro Rombotis	397,482	86,101	2,416,433
Dr. David U’Prichard	408,535	75,048	2,416,433

Based on the votes set forth above, Spiro Rombotis and Dr. David U’Prichard were duly reelected as Class 2 directors of the Company to serve until the 2023 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

(ii)           Votes of the common stockholders regarding the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,516,477	315,310	68,229	0

Based on the votes set forth above, the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was ratified.

(iii)       Votes of the common stockholders regarding the approval of an amendment to the Company’s 2018 Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
387,909	88,494	7.180	0

Based on the votes set forth above, the proposal to approve an amendment to the Company’s 2018 Equity Incentive Plan was approved.

(iv)           Votes of the common stockholders, on an advisory basis, regarding the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
354,045	118,655	10,883	2,416,433

Based on the votes set forth above, the proposal to approve the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved on an advisory basis.

Proposals Submitted to Holders of Preferred Stock

The election of Lloyd Sems as a Class 2 director to the Company's board of directors was submitted to the holders of the Company's shares of 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) and voted upon at the Annual Meeting. Votes of the preferred stockholders regarding the election of Lloyd Sems as a Class 2 director were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lloyd Sems	230,378	4,438	2,666	0

Based on the votes set forth above, Lloyd Sems was duly elected as a Class 2 director of the Company to serve until the 2023 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

Item 8.01	Other Events.

On June 25, 2020, the board of directors of the Company declared a quarterly cash dividend in the amount of $0.15 per share on the Company’s Preferred Stock. The cash dividend will be payable on August 1, 2020 to the holders of record of the Preferred Stock as of the close of business on July 17, 2020.

The Board considered numerous factors in determining whether to declare the quarterly dividend, including the requisite financial analysis and determination of a surplus. While the Board will analyze the advisability of the declaration of dividends in future quarters, there is no assurance that future quarterly dividends will be declared.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: June 29, 2020